                December 29, 2011

Securities and Exchange Commission

Station Place

100 F St., NE

Washington, D.C. 20549

RE:  Winland Ocean Shipping Corp

Commission File No. 333-142908

Commissioners:

We have read the statements made by Winland Ocean Shipping Corp which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Winland Ocean Shipping Corp. dated December 29, 2011. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

WEINBERG & COMPANY, P.A.

Certified Public Accountants